Page 1 of 8 Revised and Updated October 6, 2020 PRIVATE AND CONFIDENTIAL / REVISED AND UPDATED  October 6, 2020  Alistair Burns  6022 Oak Ave  Temple City, California 91780  Dear Alistair:  I am very pleased to offer you the position of Chief Information Officer with Virgin Galactic, LLC  (the “Company”), reporting to Enrico Palermo, Chief Operating Officer (“COO”)  Below is a  summary of the terms of your employment with the Company.  Employment  Subject to the provisions for earlier termination provided herein, your employment with the  Company pursuant to the terms of this letter will commence on November 16, 2020 (the  “Commencement Date”) This is a full‐time, exempt position located at our future Company  headquarters in the Southern California area. You agree to devote your full business time and  best efforts to the performance of your role’s purpose and responsibilities and agree that  during the term of your employment with the Company you will not engage in any other  business, profession or occupation without the prior written consent of the Executive Vice  President, People and Organization. This offer is contingent on your ability to provide proof of  right to work within the United States and the results of your background check.  Cash Compensation  Your starting annual base salary (“Base Salary”) will be three hundred twenty‐five thousand  dollars ($325,000.00) per year, less all applicable withholdings.  Beginning in calendar year  2021, in your position you will be eligible for an annual target bonus opportunity under the  Company’s Non‐Executive Cash Incentive Plan of thirty percent (35%) of your Base Salary (the  “Target Bonus”).  The amount of your bonus will be based on the achievement of various  performance objectives, which may include Company and individual objectives as established  and evaluated by the Company in its sole discretion.  Any payment made under the Non‐  Executive Cash Incentive Plan, or any successor plan thereto, will be subject to your continued  employment through the applicable payment date.  The Company reserves the right to modify,  terminate or otherwise amend the plan at any time and determine any awards under the plan  and any other Company bonus plans at the Company’s sole discretion.  EX 10.11

Page 2 of 8 Revised and Updated October 6, 2020 Sign On Bonus  The Company shall pay you a cash signing bonus in the amount equal to one hundred thousand  dollars ($100,000) (the “Sign‐On Bonus”) which will be paid within your first paycheck, less all  applicable withholdings. You understand and agree that if you resign from the Company for any  reason within twelve months of your Commencement Date and within two weeks of your  resignation date you will immediately repay the Company the amount of the Sign‐On Bonus.  The Company shall pay you an anniversary cash bonus after you have completed twelve‐  months of service with the Company in the amount equal to fifty thousand dollars ($50,000)  (the “Anniversary Cash Bonus”) which will be paid within your first paycheck post your twelve‐  month Commencement Date with the Company, less all applicable withholdings. You  understand and agree that if you resign from the Company for any reason within twelve  months from receiving your Anniversary Cash Bonus and within two weeks of your resignation  data you will immediately repay the Company the amount of the Anniversary Cash Bonus.  Equity  Subject to the approval of the Compensation Committee of the Board of Directors of the  Company’s parent entity, Virgin Galactic Holdings, Inc. (“Holdings”), Holdings shall grant a value  of one million dollars ($1,000,000.00) in restricted stock units (“RSUs”), subject to your  continued employment through the grant date. Subject to your continued service with the  Company through the applicable vesting date, the RSUs shall vest with respect to 25% of the  underlying shares on the first anniversary of the Commencement Date, and as to the remaining  75% of the underlying shares, in substantially equally installments on each of the 36 monthly  anniversaries thereafter. The terms and conditions of the RSU award will be set forth in a  separate award agreement (the “Award Agreement”) in a form prescribed by the Company.  Except as otherwise specifically provided in the Award Agreement, the RSUs shall be governed  in all respects by the terms of and conditions of the 2019 Incentive Plan and the Award  Agreement.  Benefits  The following benefits begin the first of the month immediately following the start of your  employment: (1) medical and dental insurance for yourself and any eligible family members  which shall be subject to co‐pay arrangements according to the terms of the plan, (2) short and  long term disability insurance, and (3) group life insurance and accidental death coverage.  All  of these will be subject to medical examination (if required by the provider) and will be  provided on the basis agreed by the Company from time to time.  In addition, you will be  entitled to participate in the Company’s 401(k) retirement savings plan, subject to the terms  and conditions of that plan. The terms and conditions detailed in the applicable benefit plan  documents shall govern in the event of any conflict or inconsistency with the information  contained in this letter or with any other written or oral statements or representations.

Page 3 of 8 Revised and Updated October 6, 2020 Vacation  Your vacation will accrue per pay period, at a rate which equals 160 hours of vacation per full  calendar year and you will stop accruing any further vacation if your accrued vacation balance  reaches 1.75 times your annual accrual amount.  If that maximum vacation accrual cap is  reached, you will stop accruing vacation until you have used some of your accrued vacation  time.  Vacation time must be approved in advance by your manager.  There are five (5) days of  sick leave provided each calendar year, and the sick leave balance does not roll over each year.  You will also be provided paid time off for Company scheduled holidays to be determined by  the Company each year.  Termination of Employment  You acknowledge and agree that your employment with the Company is “at‐will”. This means  there is no contract of employment, of any kind, between you and the Company for a specified  period of time and that your employment may be terminated at any time, for any reason, with  or without cause or advance notice, by either you or the Company.  The nature of your at‐will  employment relationship cannot be changed except in a writing signed by you an authorized  representative of the Company.  Any contrary representations which may have been made to you are superseded by this offer.  This is the full and complete agreement between you and the Company on this term.  Although  your job duties, title, compensation and benefits, as well as the Company’s personnel policies  and procedures, may change from time to time, this at‐will employment relationship may only  be altered in an express, written document signed by you and the Company’s Executive Vice  President, People and Organization.  Payments Upon Termination; Severance  (a) Accrued Obligations.  Following any termination of employment, you will be entitled to  (i) any earned but unpaid salary and accrued but unused vacation time; (ii)  reimbursement for any un‐reimbursed business expenses properly incurred by you in  accordance with the applicable Company policies prior to the date of such termination,  and (iii) such employee benefits, if any, as to which you may be entitled under the  employee benefit plans in which you are participating as of the date of such termination  of employment, including any accrued but unused vacation.  (b) Severance.  In addition, in the event your employment is terminated by the Company  without Cause (as defined herein) during the Initial Term, subject to your timely  execution and non‐revocation of a general release of claims in a form determined by the  Company (the “Release”) within thirty (30) days following the termination date, and  subject to your continued compliance with the IP Assignment Agreement (defined  below), the Company will pay or provide you with the following payments and benefits:

Page 4 of 8 Revised and Updated October 6, 2020 (i) The Company will continue to pay your then‐current Base Salary during the  period commencing on your termination date and ending on the three‐month  anniversary of your termination date (such period the “Severance Period” and  such amount the “Severance”), payable in substantially equal installments on the  Company’s normal payroll dates during the Severance Period; provided, that no  Severance payments shall be made prior to the date on which the Release  becomes effective and irrevocable and, if the aggregate period during which you  are entitled to consider and/or revoke the Release spans two (2) calendar years,  no Severance payments under this clause (i) will be made prior to the beginning  of the second (2nd) such calendar year (and any Severance payments otherwise  payable prior thereto (if any) will instead be paid on the first regularly scheduled  Company payroll date occurring in the latter such calendar year (or, if later, the  first regularly scheduled Company payroll date occurring after the Release  becomes irrevocable); and  (ii) The Company will continue to pay the cost under the Company’s group health  plans under the Consolidated Omnibus Budget Reconciliation Act of 1985  (“COBRA”) to the same extent provided by the Company’s group plans  immediately before the termination date for three months after the termination  date, provided that you timely elect COBRA coverage (the “COBRA Benefits”);  provided, however, if the Company determines, in its sole discretion, that it  cannot pay for the COBRA Benefits without potentially incurring financial cost or  penalties under applicable law (including without limitation, Section 2716 of the  Public Health Service Act or the Patient Protection and Affordable Care Act), then  the Company shall, in lieu thereof, pay you a taxable cash amount that it would  otherwise have paid for the COBRA Benefits, in monthly installments over the  same time period, which payment shall be made regardless of whether you elect  health care continuation coverage.  (c) Cause Definition.  For the purposes of this letter, “Cause” means the occurrence of any  one or more of the following events: (i) your willful failure to substantially perform your  duties with the Company (other than any such failure resulting from your incapacity due  to physical or mental illness), including your failure to follow any lawful directive from  the Chief Operating Officer within the reasonable scope of your duties and your failure  to correct the same (if capable of correction, as determined by the COO), within 30 days  after a written notice is delivered to you, which demand specifically identifies the  manner in which the COO believes that you have not performed you duties; (ii) your  commission of, indictment for or entry of a plea of guilty or nolo contendere to a felony  crime (excluding vehicular crimes) or a crime of moral turpitude; (iii) your material

Page 5 of 8 Revised and Updated October 6, 2020 breach of any material obligation under any written agreement with the Company or its  affiliates or under any applicable policy of the Company or its affiliates (including any  code of conduct or harassment policies), and your failure to correct the same (if capable  of correction, as determined by the COO), within 30 days after a written notice is  delivered to you, which notice specifically identifies the manner in which the COO  believes that you have materially breached such agreement; (iv) any act of fraud,  embezzlement, theft or misappropriation from the Company or its affiliates by you;  (v)  your willful misconduct or gross negligence with respect to any material aspect of the  Company’s business or a material breach by you of your fiduciary duty to the Company  or its affiliates, which willful misconduct, gross negligence or material breach has a  material and demonstrable adverse effect on the Company or its affiliates; or (vi) your  commission of an act of material dishonesty resulting in material reputational, economic  or financial injury to the Company or its affiliates.  Withholding  The Company and/or its affiliates may withhold from any amounts payable under this letter such  federal, state, local or foreign taxes as are required to be withheld pursuant to any applicable law  or regulation.  Section 409A  No amount that is deferred compensation subject to Section 409A of the Internal Revenue  Code, as amended (the “Code”) shall be payable pursuant to this letter unless your termination  of employment constitutes a “separation from service” from the Company within the meaning  of Section 409A of the Code and the Department of Treasury regulations and other guidance  promulgated thereunder (“Section 409A”).  For purposes of Section 409A, your right to receive  any installment payments under this letter shall be treated as a right to receive a series of  separate payments and, accordingly, each such installment payment shall at all times be  considered a separate and distinct payment.  Notwithstanding the foregoing, no compensation or benefits, including without limitation any  severance payments or benefits described above, shall be paid to you during the six‐month  period following your “separation from service” from the Company if the Company determines  that paying such amounts at the time or times indicated in this letter would be a prohibited  distribution under Section 409A(a)(2)(B)(i) of the Code.  If the payment of any such amounts is  delayed as a result of the previous sentence, then on the first business day following the end of  such 6‐month period (or such earlier date upon which such amount can be paid under Section  409A without resulting in a prohibited distribution, including as a result of your death), the

Page 6 of 8 Revised and Updated October 6, 2020 Company shall pay you a lump‐sum amount equal to the cumulative amount that would have  otherwise been payable to you during such period.  Confidentiality/Intellectual Property  As a condition to your employment with the Company, you must sign and return the Employee  Invention Assignment and Confidentiality Agreement (the “IP Assignment Agreement”) and  New Hire Guidelines (the “New Hire Guidelines”) prior to commencement of your employment.  No Conflict  You hereby represent to the Company that (A) the execution and delivery by you of (i) this  letter, (ii) the IP Assignment Agreement, (iii) the New Hire Guidelines and (B) the performance  by you of your duties to the Company hereunder and thereunder shall not constitute a breach  of, or otherwise contravene, the terms of any employment agreement or other agreement or  policy to which you are a party or otherwise bound.  Dispute Resolution.  (a) You and the Company agree that any dispute, controversy or claim, however significant,  arising out of or in any way relating to your employment relationship with the Company  or the termination thereof, including without limitation any dispute, controversy or  claim arising out of or in any way relating to any provision of this letter (including the  validity, scope and enforceability of this arbitration clause, but excluding any dispute,  controversy or claim brought by the Company under the Confidential Information  Agreement), to the fullest extent authorized by applicable law, will be submitted to final  and binding arbitration as the sole and exclusive remedy for such dispute, controversy  or claim.  It is the parties’ intent that issues of arbitrability of any dispute shall be  decided by the arbitrator.  This arbitration clause shall be interpreted to conform to any  applicable law concerning the terms and enforcement of agreements to arbitrate  disputes.  (b) The arbitration shall take place before a single neutral arbitrator at the JAMS office in  Los Angeles, California.  Such arbitrator shall be provided through JAMS by mutual  agreement of the parties to the arbitration; provided that, absent such agreement, the  arbitrator shall be selected in accordance with the rules of JAMS then in effect.  The  arbitrator shall permit reasonable discovery.  The arbitration will be conducted in  accordance with the JAMS rules applicable to employment disputes in effect at the time  of arbitration, which are available at www.jamsadr.com/rules‐employment‐arbitration/,  and the Company will provide upon your request.  The award or decision of the  arbitrator shall be rendered in writing; shall be final and binding on the parties; and may  be enforced by judgment or order of a court of competent jurisdiction.

Page 7 of 8 Revised and Updated October 6, 2020 (c) To the extent required by applicable law, the fees of the arbitrator and all other costs  that are unique to arbitration shall be paid by the Company initially, but if you initiate a  claim subject to arbitration, you shall pay any filing fee up to the amount that you would  be required to pay if you initiated such claim in the Superior Court of the State of  California.  Each party shall be solely responsible for paying its own further costs for the  arbitration, including, but not limited to, its own attorneys’ fees and/or its own  witnesses’ fees.  The arbitrator may award fees and costs (including attorneys’ fees) to  the prevailing party where authorized by applicable law.  (d) You and the Company understand that by agreeing to arbitrate any claim, you and the  Company will not have the right to have any claim decided by a jury or a court, but  shall instead have any such claim decided through arbitration.  You and the Company  waive any constitutional or other rights to bring claims covered by this agreement  other than in your individual capacities.  Except as may be prohibited by law, this  waiver includes the ability to assert claims as a plaintiff or class member in any  purported class or representative proceeding.  Acceptance  In consideration for your employment, you agree to comply with all of the policies, guidelines,  practices, and procedures of the Company from time to time.  This letter and IP Assignment Agreement supersede and replace any prior understandings or  agreements, whether oral, written or implied, between you and the Company regarding the  matters described in this letter and the IP Assignment Agreement.  This Agreement shall be governed by and construed in accordance with the laws of California,  without regard to conflicts of laws principles thereof and may be signed in counterparts, each  of which shall be an original, with the same effect as if the signatures thereto and hereto were  upon the same instrument.  Please indicate your acceptance of our offer of employment by signing below where indicated  and returning to us. I am very pleased to be welcoming you on board as an employee of the  Company.  The leadership team is confident that you will rise to the challenges presented to you and make  a significant contribution to our success. This offer, if not accepted, will expire at the close of  business on October 7, 2020.

Page 8 of 8 Revised and Updated October 6, 2020 Congratulations and welcome to the team!  Diane Prins Sheldahl  Executive Vice President, People and Organization  Agreed and accepted by:  10/7/2020 Alistair Burns  Date  /s/ Diane Prins Sheldahl /s/ Alistair Burns